                                                                   EXHIBIT 10.33

                            SECURED PROMISSORY NOTE



$125,000.00                                                        April 7, 1997


          FOR VALUE RECEIVED, the undersigned, Joseph H. Fernandez, ("Borrower") hereby promises to pay to the order of Buttrey Food and Drug Stores Company, a Delaware corporation ("Payee"), the principal sum of ONE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 dollars ($125,000.00) together with interest on the unpaid balance of such principal amount from the date hereof at 9.25% per annum. Accrued interest shall be payable quarterly in arrears commencing on June 30, 1997 and continuing on the last day of each succeeding September, December, March and June thereafter until paid in full. The principal balance of, and all accrued and unpaid interest on, this Secured Promissory Note (this "Promissory Note") shall be payable in full by Borrower to Payee on March 1, 2001.

          Payments of principal and interest on this Promissory Note shall be made in legal tender of the United States of America and shall be made at the executive offices of Payee at Great Falls, Montana or at such other place as Payee shall have designated in writing to Borrower. If the date set for any payment of principal or interest on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

          As of the date hereof, Borrower has purchased 112,280 shares (the "Shares") of the capital stock of Payee pursuant to the terms of that certain Stock Subscription Agreement dated as of March 1, 1993 by and among Payee, FS Equity Partners II, L.P. ("FSEP II") and Borrower (as amended by that certain letter agreement of even date herewith by and among Payee, FSEP II and Borrower (the "Letter Agreement"), the "Subscription Agreement"). Payment of this Promissory Note shall be secured by the Shares as provided in that certain Stock Pledge Agreement made as of March 9, 1993 by and between Payee and Borrower (as amended by the Letter Agreement, the "Pledge Agreement").

          The principal balance of, and accrued and unpaid interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty and must be prepaid in accordance with the provisions of Section 7 of the Pledge Agreement.

          In the event Borrower shall (i) fail to make complete payment of any installment of accrued interest under this Promissory Note within five days after payment of such installment of accrued interest is due; (ii) fail to make complete payment of principal when due under this Promissory Note; (iii) fail to make the prepayment of principal and accrued interest on this Promissory Note as required by the fourth paragraph hereof; or (iv) commit a material breach of or material default under the Subscription Agreement or the

Pledge Agreement, Payee may accelerate this Promissory Note and may, by written notice to Borrower, declare the entire unpaid principal amount of this Promissory Note and all accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note or breach of or default under the Subscription Agreement or the Pledge Agreement continues.

          The provisions of this Promissory Note shall be governed by and construed in accordance with the laws of the State of Montana without regard to the conflicts of law rules thereof. In the event that Payee is required to take any action to collect or otherwise enforce payment of this Promissory Note, Borrower agrees to pay such reasonable attorneys' fees and court costs as Payee may incur as a result thereof, whether or not suit is commenced.

          All notices, requests, demands or other communications (collectively, "Notices") under this Promissory Note shall be delivered in accordance with the provisions of Section 9(c) of the Subscription Agreement to the address(es) set forth therein; provided, that Notices to Borrower shall be sent to his attention
               --------
at 801 Grizzly Drive, Great Falls, Montana 59404.

          IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                              BORROWER:


                               /s/ Joseph H. Fernandez
                              ------------------------
                              Joseph H. Fernandez

                                      2.